EXHIBIT 4 - FORM OF PIPER JAFFRAY PRIME ACCOUNT AGREEMENT

PIPER JAFFRAY              PRIME ACCOUNT(TM)
                           AGREEMENT

PLEASE READ CAREFULLY.

1. This AGREEMENT ("AGREEMENT") sets forth the terms and conditions governing the Piper Jaffray Prime Account(tm) ("Piper Jaffray Prime Account") offered by Piper Jaffray Inc. ("Piper Jaffray"), for which you (all such signatories hereto, whether acting in their individual or representative capacities, are sometimes referred to hereinafter as "you") are making application with Piper Jaffray. This Agreement is subject to, and may be modified from time to time by disclosure in, the prospectuses pertaining to the money market investment funds from time to time offered by Piper Jaffray as a component of the Piper Jaffray Prime Account (the "Funds"), and any supplement or amendment thereto as of the time of filing or effectiveness thereof (the prospectuses, as so amended or supplemented, are referred to as the "Prospectuses").

Subject to the foregoing, it is understood that the Piper Jaffray Prime Account will operate as follows:

2.  DESCRIPTION OF PIPER JAFFRAY PRIME ACCOUNT
The Piper Jaffray Prime Account is an integrated financial services program that links together several components:

o a Piper Jaffray securities account (the "Securities Account") with a credit feature;
o     the Funds from time to time offered by Piper Jaffray;
o a check-writing privilege provided by PNC Bank, Philadelphia, a subsidiary of PNC Financial Corp (PNC Bank, Philadelphia and its affiliates are referred to as "PNC"); and
o an optional Visa Gold(R) card including ATM access, from PNC. The principal attributes of each component of the Piper Jaffray Prime Account and their relation to one another are described below.

3.  SECURITIES ACCOUNT
The Securities Account has a credit feature. You may use the Securities Account to purchase and sell securities, including options, for cash or on credit. The Securities Account will be governed by the federal securities laws, the rules and regulations of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Securities Investor Protection
Corporation, the New York Stock Exchange, Inc., other registered national securities exchanges, the National Association of Securities Dealers, Inc. and by this Agreement and the policies of Piper Jaffray.

The amount of available credit will vary depending upon the amount of eligible securities in your Piper Jaffray Prime Account and applicable regulatory requirements, but is presently limited to 50% of the current market value of eligible securities in your Piper Jaffray Prime Account.

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When you purchase  securities,  Piper  Jaffray will first apply any cash in your
Piper Jaffray Prime Account on the settlement date and then redeem Fund shares at net asset value to the extent necessary to pay the amounts due in connection with such transaction, including all costs and expenses of the transaction. If at the settlement date, such amounts are sufficient to pay all amounts due, the trade will be treated as a cash transaction.

If on the settlement date, there is not sufficient cash or net asset value of Fund shares in your Piper Jaffray Prime Account, Piper Jaffray may extend credit to you on the terms and conditions set forth in this Agreement. If Piper Jaffray extends credit to you, such amounts will be automatically collateralized by eligible securities in your Piper Jaffray Prime Account. If sufficient eligible securities are not available in your Piper Jaffray Prime Account, you must deposit additional cash and/or eligible securities into your Piper Jaffray Prime Account within the allotted time frames required by the laws, rules, regulations and policies governing the extension of credit by Piper Jaffray. If sufficient cash or eligible securities are not deposited into the Piper Jaffray Prime Account within the allotted time frames prescribed by applicable regulatory requirements, Piper Jaffray is required to liquidate the trade(s) at market risk and exposure to you.

a. PLACING ORDERS, CUSTOMER RESPONSIBILITIES. When you place any order to sell securities that are long in your account, you will designate it as such and hereby authorize Piper Jaffray to mark such order as being "long". Any sell order which you shall designate as being for long account will be for securities then owned by you, and if such securities are not then deliverable by Piper Jaffray from any account of yours, you will deliver such securities as soon as you can do so. If you place any order to sell securities that are short your account, you will designate it as such and authorize Piper Jaffray to mark such order as being "short". In case Piper Jaffray makes a short sale of any securities at your direction, or in case you fail to deliver to Piper Jaffray any securities which Piper Jaffray has sold at your direction, you authorize Piper Jaffray to borrow the securities necessary to enable Piper Jaffray to make delivery to the purchaser, and you agree to be responsible for the cost or loss Piper Jaffray may incur, or the cost of otherwise obtaining the securities if Piper Jaffray is unable to borrow them. No settlement of any account for you may be made by you without all securities in which your account is short being received by Piper Jaffray and all securities in which your account is long being paid for in full and the securities then delivered. Piper Jaffray and its correspondents are designated as your agents to consummate all such transactions, and are authorized to make such advances and expend such moneys as may be required.

b. CUSTOMER'S ORDERS BINDING UNTIL NOTICE OF DEATH; PIPER JAFFRAY'S RIGHTS TO PURCHASE OR SELL. Any order you give Piper Jaffray shall be binding upon you and your personal representative until Piper Jaffray has actual notice of your death. Your death and notice thereof shall not in any way affect Piper Jaffray's rights under this Agreement to take any action which Piper Jaffray could have taken if you had not died. Upon your death or failure to comply with any part of this Agreement or whenever Piper Jaffray deems it necessary for its protection, Piper Jaffray is authorized (but is not required) to:

     o    Cancel outstanding orders;
     o Purchase, sell, assign, receive and deliver all or any part of the securities held or carried for you; and

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     o    Close out short sales by  purchase  upon any  exchange board or market or any public or private sale at Piper Jaffray's option.

c. SECURITIES PENDING ISSUE. On transactions in securities when, as and if issued, Piper Jaffray is entitled to protection against its contingent liability pending the issue of the securities to the same extent as in purchases and sales of securities already issued.

d. WAIVER OF NOTICE. Piper Jaffray may take these actions without demand for credit or notice of purchase or sale, which are expressly waived. No specific demand or notice shall invalidate this waiver. After deducting all costs and expenses of any such purchase or sale and delivery, Piper Jaffray is authorized to apply the residue of the proceeds to the payment of your liabilities to Piper Jaffray, returning the surplus, if any, to you, and you shall remain liable for any deficiency. At any such sale at public auction or on any exchange, Piper Jaffray may become purchasers for itself or on behalf of anyone else.

4.  CREDIT EXTENSIONS
PLEASE NOTE - SECTION 4 CONCERNING CREDIT WILL ONLY APPLY WHEN AND IF YOU ARE CARRYING A SETTLEMENT DATE DEBIT BALANCE IN YOUR PIPER JAFFRAY PRIME ACCOUNT (PIPER JAFFRAY IS LENDING YOU MONEY AGAINST YOUR SECURITIES AS COLLATERAL).

If Piper Jaffray extends a loan based on the credit feature of your Securities Account, Piper Jaffray will begin to charge interest on the day it extends such credit to you. As with any credit extension by Piper Jaffray, you must be in compliance with all current regulations and New York Stock Exchange maintenance requirements.
a. CUSTOMER OBLIGATION. You will pay interest on all amounts advanced by Piper Jaffray and on other balances due Piper Jaffray (including all commissions and such other charges as Piper Jaffray may impose) as specified under the caption "Credit Terms" in this Agreement. In addition, you specifically agree that Piper Jaffray may check your credit references at any time, and authorize anyone to grant that information to Piper Jaffray. Piper Jaffray may at any time demand that your account or accounts immediately be taken up and paid, and all amounts advanced and other balances due, with interest and commissions, shall be due and payable on demand. Unless demand is sooner made, interest is due and payable monthly or upon the balances due being paid in full. You will at all times maintain sufficient collateral for said accounts as from time to time required by Piper Jaffray.

b. CREDIT TERMS. Piper Jaffray charges in connection with any credit Piper Jaffray may extend to you are as follows:

     You will be charged interest on any credit extended to you for the purpose of purchasing, carrying, trading or selling any securities. Such extensions of credit include but are not limited to:

     o  prepayment of proceeds of sale prior to settlement;
     o  payments on "no good delivery"  securities  prior  to  clearance;
     o  specific  transactions  where interest expenses are incurred.

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The annual rate of interest  charged on your average  debit  balance is based on
Piper Jaffray's announced broker call rate, which is determined by Piper Jaffray's cost of borrowing money from banks. To Piper Jaffray's broker call rate, Piper Jaffray will add a maximum 2.5% override. Piper Jaffray may charge lower overrides depending upon factors such as the size of your net balance, Piper Jaffray's evaluation of the commission income generated by your account, the service required for the account, etc.

Your rate of interest will be changed without notice in accordance with changes in your net balance due and changes in Piper Jaffray's cost of borrowing money. When your interest rate is to be increased for any other reason, at least 30 days' prior written notice will be given.

THE METHOD OF COMPUTING INTEREST IS AS FOLLOWS: Interest is accrued daily on all funds owed to Piper Jaffray (debit balances). Free credit balances within an account are used to offset the debit balance each day. Piper Jaffray's interest period runs from the 16th of the previous month to the 15th of the current month. Therefore, to compute your interest, it will be necessary to use the prior month's statement as well as the current statement.

Begin with the debit balance on the 15th of the previous month. Starting with the 16th and each day through the 15th of the current statement, add to that debit balance any debits and subtract any credits appearing on your statement to determine each day's debit balance. Free credits within an account are used to offset the debit balance each day. The average debit balance is determined by adding the debit balances for each day and dividing by the number of days in the billing period. Multiply this by the annual rate of interest and then by the number of days in the billing period. Then divide by 360.

In order to assist you, your monthly statements will contain the following information: annual rate of interest charged to your account, the average daily debit, and ending debit balance of interest period (15th of the month).

The credit that appears on your statement due to short sales (including short sales against the box) is offset by a debit of like amount because Piper Jaffray has to borrow the same security in order to deliver it to the buying broker. This means that the credit generated by any short sale does not reduce your debit balance for the purpose of computing interest until the short position is covered.

If the security which you sold short (or sold short against the box) appreciates in market price over the selling price, interest will be charged on the appreciation of the value. If the security which you sold short depreciates in market price, interest is correspondingly reduced by the drop in value. Periodically, and depending upon prevailing conditions, this practice of "marking-to-the-market" is performed.

If you have any further questions about interest charged to your account, you should contact your Piper Jaffray Investment Executive.


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c.   LIENS, PLEDGING AND LENDING OF SECURITIES IN ACCOUNT.
     PLEASE NOTE- IN ACCORDANCE WITH SEC RULE 15C3-3(B), WE ARE PROHIBITED FROM LENDING ANY OF YOUR SECURITIES UNLESS YOU ARE CARRYING A SETTLEMENT DATE DEBIT BALANCE AGAINST YOUR SECURITIES (PIPER JAFFRAY IS LENDING YOU MONEY AGAINST YOUR SECURITIES AS COLLATERAL).

     If you use the credit feature of your Piper Jaffray Prime Account, any securities in any of your accounts are collateral for any debit balances in your Piper Jaffray Prime Account. This means that in accordance with the terms of this Agreement, securities in your Piper Jaffray Prime Account or other accounts with Piper Jaffray can be sold to reduce or to liquidate entirely any debit balances in your Piper Jaffray Prime Account.

     If you use the credit feature of your Piper Jaffray Prime Account and if there is a decline in the market value of your securities which are the collateral for your debit balance, it may be necessary for Piper Jaffray to request additional funds or collateral. Ordinarily, a request for additional funds or collateral will be made when the equity in the account falls below 33 percent of the market value of all securities in the account. (The equity is the excess market value of the securities in the account over the debit balance.) However, Piper Jaffray retains the right to require additional funds or collateral when Piper Jaffray deems it desirable.

     All securities held or purchased by Piper Jaffray for you shall be subject to a lien for the payment of all your liabilities to Piper Jaffray. Piper Jaffray is authorized without notice to you, whenever Piper Jaffray deems it advisable, to transfer interchangeably between any accounts you have with Piper Jaffray any or all of the securities so held, and without notice to you and without regard to whether Piper Jaffray has in its possession or subject to its control at the time thereof other securities of the same kind and amount, and in the usual course of business, to pledge, repledge, hypothecate, rehypothecate (EITHER FOR THE AMOUNT DUE PIPER JAFFRAY FROM YOU OR FOR A GREATER OR LESSER SUM) and lend the same to itself as brokers or to others from time to time, separately or commingled with securities carried for other customers. Piper Jaffray shall not be required to deliver to you the identical securities deposited or received but only securities of the same kind and amount.

5.   THE FUNDS
You authorize Piper Jaffray to invest automatically in shares of the Fund from time to time designated by you (the "Designated Fund") any cash in your Securities Account (that is, any cash that does not result from a loan from Piper Jaffray, and thus, may be transferred out of your Securities Account without giving rise to interest charges). Such automatic investment of cash in Designated Fund shares will occur daily on the next business day at the net asset value per share next determined. Although cash will be invested automatically in only the Designated Fund, you may purchase shares in the other Funds at any time.

Shares of the Designated Fund and shares of other Funds will be redeemed at their net asset value and you authorize automatic redemptions, as necessary, to satisfy debit balances resulting from securities transactions, from the use of the check-writing privilege and/or the optional Visa Gold(R) card as described below. You may also redeem shares of the Funds directly by written or oral request to Piper Jaffray.

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Your  Designated  Fund Option will be changed to the First  American Funds Prime
Obligations Fund-Class Y, if the value of your account reaches the minimum set forth in the current prospectus. Your account will not be affected if your Designated Fund is a tax-exempt money market fund. Piper Jaffray will evaluate accounts on the last business day of each calendar year quarter end. We will make the change on the first business day of the calendar year quarter that begins after the value of your account reaches the minimum.

Orders for the purchase or redemption of Fund shares will become effective as provided in the Prospectuses. Ordinarily, a purchase order will not be entered until cash in the form of Federal Funds become available to Piper Jaffray. Piper Jaffray may, however, without charge, advance Federal Funds to the Piper Jaffray Prime Account on your behalf to enable you to purchase Fund shares and earn Fund dividends prior to final collection of checks or other instruments deposited in your Securities Account. You therefore agree that Piper Jaffray may reasonably withhold access to the redemption proceeds of Fund shares purchased by checks or other instruments credited to your Piper Jaffray Prime Account.

The Funds will declare dividends on each business day as earned, and credit dividends monthly on shares of the Funds owned by you. You recognize that dividends are paid in additional Fund shares, unless monthly cash payment is requested.

6.  PIPER JAFFRAY PRIME ACCOUNT FEE
Piper Jaffray will deduct an annual fee from your Piper Jaffray Prime Account for processing and administrative services. Piper Jaffray will notify you before any increase in the fee becomes effective. In addition, the following fees may apply depending on the account's transactions and activity:

o All trades (purchases and sales) will be charged a $5 transaction fee. Some managed account types are excluded as well as mutual fund trades, syndicate offerings, annuities, insurance, or trades with a dollar value of less than $5.
o    Accounts transferring to other firms are subject to a $50 transfer fee.
o Foreign securities transacted on a foreign exchange (ordinary "ORD" shares) will be charged the $ 100 fee at the time of purchase and sale.

Piper Jaffray reserves the right to change its fees for the maintenance, administration and servicing of a Piper Jaffray Prime Account. Piper Jaffray will provide you with prior notification of an increase to the fees payable hereunder.

7.  CHECK-WRITING PRIVILEGES (OPTIONAL)
You may exercise a check-writing privilege through an account with PNC. In the case of a corporate account, a maximum of six (6) authorized check signers designated by corporate resolutions may exercise a check-writing privilege through an account maintained at PNC. PNC will assess certain charges associated with such a privilege. Checkwriting privileges are subject to an agreement between Piper Jaffray and PNC.

You must maintain sufficient Available Cash in your Securities Account and Fund shares ("Combined Asset Value") to pay any checks you write and any Visa Gold card transactions made by you or any additional authorized Visa Gold card cardholder. Payments for checks and for Visa

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Gold card  transactions  will be satisfied from the Combined Asset Value of your
Piper Jaffray Prime Account in the following order: First, from cash in your Securities Account; second, from the proceeds of redeeming Designated Fund shares (if any); third from the proceeds of redeeming other Fund shares (if any); and fourth, from the loan value of your loanable securities (if any).

8.  THE VISA GOLD(R) CARD FEATURES (OPTIONAL SERVICES)
Approving the Visa Gold Card - If you would like a Visa Gold Card as part of your Piper Jaffray Prime Account, complete the credit card application included in this package. PNC, the card issuing bank, must approve your application for the credit card before any Visa Gold card services can be linked with your Piper Jaffray Prime Account. If approved, PNC will issue and service your Visa Gold card account with a minimum credit line of $5,000.

ADDITIONAL CARDS - Each individual applicant who signs the Visa Gold card application may apply for and receive a Visa Gold card for use in connection with your Piper Jaffray Prime Account. You and other cardholders who are Piper Jaffray Prime Account clients may jointly authorize the issuance of additional cards. Additional cardholders who are not Piper Jaffray Prime Account clients are not authorized to buy or sell securities or to use the check-writing privilege associated with the Piper Jaffray Prime Account. The fee for the Piper Jaffray Prime Account with the optional Visa Gold card includes the issuance of up to two cards. There is a charge for the issuance of each additional card.

USING THE VISA GOLD CARD - You, and any additional cardholder, may use the credit card to charge goods and services wherever the Visa Gold card is accepted (Visa Gold card charge transactions). You may also obtain cash advances at participating financial institutions or any Plus System(R) location (Visa Gold card cash advance transactions). The amount of purchases and cash advances may not exceed the available credit on your Visa Gold card. You agree to accept financial responsibility with respect to all Visa Gold card charge and cash advance transactions effected by any cardholder, including additional cardholders, in accordance with the Credit Card Agreement.

VISA GOLD CARD TRANSACTIONS - PNC will send you a statement showing your Visa Gold card transactions and/or other activity for the billing period in which such transactions or other activity occurred.

You authorize Piper Jaffray to automatically transfer funds from the Combined Asset Value of your Piper Jaffray Prime Account to pay amounts to PNC when requested by PNC. The amount of any cash advance transactions will be transferred from your Piper Jaffray Prime Account on the day such item is presented for payment. Charge transactions from the most recent billing period will be transferred from your Piper Jaffray Prime Account once a month on the payment date indicated on the statement issued you by PNC. If your Combined Asset Value will not pay the entire amount of newly-billed Visa Gold card charge transactions on the payment date, you will have 10 days to transfer assets to the Piper Jaffray Prime Account.

If you do not make funds available for payment when due, finance charges will accrue as provided in the Credit Card Agreement. If payment is made on or before the applicable payment due date as provided in the Credit Card Agreement, and there was no previous balance, then no finance charges will be assessed. Whenever finance charges are assessed, the Annual Percentage Rate will be as stated in the Credit Card Agreement.

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For additional  information regarding your Visa Gold card account,  refer to the
Credit Card Agreement which will accompany your Visa Gold card(s).

TERMINATION OF THE VISA GOLD CARD FEATURE - Any cardholder who is a Piper Jaffray Prime Account client may terminate the Visa Gold card feature by notifying Piper Jaffray in writing. In any such event, we request that you return all Visa Gold cards, cut in half, to your Piper Jaffray Investment Executive. Such termination does not relieve you of responsibility for charge or cash advance transactions made using the Visa Gold card, nor, will it terminate your Piper Jaffray Prime Account. PNC may terminate your Visa Gold card feature in accordance with the terms of the Credit Card Agreement but such termination need not terminate your Piper Jaffray Prime Account.

REVOKING ADDITIONAL CARDHOLDERS' PRIVILEGES - You may revoke the authority of any additional cardholders who are not Piper Jaffray Prime Account clients. To revoke the authority of any additional cardholders notify Piper Jaffray in writing. In any such event, we request that you return all Visa Gold cards, cut in half, to your Piper Jaffray Investment Executive. You remain liable for any losses incurred either before we receive your written notice of revocation or as a result of any use of the Visa Gold card that occurs before we receive written notice, in accordance with the Credit Card Agreement.

You agree not to use under any circumstances either directly or indirectly the Visa Gold(R) card to purchase, carry or otherwise trade in any securities (including shares of the Funds) and that, if you make any such use of the Visa Gold card, Piper Jaffray may immediately terminate your Piper Jaffray Prime Account, redeem your Fund shares, sell securities in your Securities Account to satisfy all outstanding loans, and cause PNC to revoke the Visa Gold cards, and terminate the check-writing privilege.

9.  CHECKS AND VISA GOLD(R) CARD CASH ADVANCE TRANSACTIONS
Piper Jaffray will debit your account immediately whenever a check is presented for payment on your behalf, or, when Piper Jaffray is notified that you or an additional authorized Visa Gold card cardholder has effected a Visa Gold card cash advance. You authorize Piper Jaffray to automatically transfer funds from your Piper Jaffray Prime Account to PNC to cover checks or Visa Gold card cash advances.

10.  PERIODIC REPORTS
Each month Piper Jaffray will send a statement of account (or quarterly if no activity) to you at the mailing address furnished by you to Piper Jaffray. The statement will detail, among other things, loan interest charges, if any, dividends received on securities held in your Securities Account, Visa Gold(R) card transactions, and checks drawn on PNC. Once a year, the amount of the annual fee that Piper Jaffray charges for the Piper Jaffray Prime Account will be indicated on the monthly statement, and you authorize Piper Jaffray to deduct that annual fee from your Piper Jaffray Prime Account. You understand that a copy of your monthly statement will be sent to your Piper Jaffray Investment statement will be sent to your Piper Jaffray Investment Executive. Confirmations detailing specific purchases and redemptions of Fund shares will not be sent to you. PNC will forward canceled checks to you.

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11.  CUSTOMER REPRESENTATIONS.
Until advised by you of a change of address, Piper Jaffray shall regard as accurate the address provided when you opened your account. All mail sent by Piper Jaffray to your address shall constitute delivery to you. You are of legal age. Unless you have otherwise informed Piper Jaffray, you are not an employee of any exchange or of any corporation of which any exchange owns a majority of the capital stock, or of a member of any exchange or of any firm registered on any exchange, or of a bank, trust company, insurance company or of any corporation, association, firm or individual engaged in the business of dealing, either as broker or principal, in stocks, bonds or other securities or any forms of commercial paper and, if any time during the life of this Agreement you become so, you will notify Piper Jaffray. No one other than yourself has or will have an interest in any account governed hereby, except as you advise Piper Jaffray in writing. The information you have supplied to Piper Jaffray concerning your financial resources and experience in trading securities Is true and accurate.

12. LIMITATION OF PIPER JAFFRAY'S AND PNC'S LIABILITIES.
Piper Jaffray may employ subbrokers and may deal with specialists, odd lot dealers and others, either as principal or agent, and shall be responsible only for reasonable care in their selection and may settle contracts and controversies according to the regulations and customs of the exchange, board or market where the orders are executed. Piper Jaffray shall be responsible for executing your orders in a reasonable manner within a reasonable time in accordance with industry custom and practice. Piper Jaffray agrees and represents that it has installed equipment necessary to execute your transactions and that Piper Jaffray will take all reasonable steps to keep said equipment in good working order and that adequate personnel have been retained to operate said equipment. Piper Jaffray shall not be liable to you for the failure or delay of any order to be executed due to the failure or malfunction of any electronic, electric or mechanical equipment. You specifically agree not to hold Piper Jaffray liable for any loss you may incur due to said failures or delays resulting from the non-operation or malfunctioning of said equipment. By this Agreement you intend specifically to waive any claim you may have against Piper Jaffray under this Agreement or against Piper Jaffray as your agent relating to any loss incurred by you due to the failure or malfunctioning of said equipment.

You agree that neither Piper Jaffray nor PNC will be liable for any loss you may incur unless they are negligent in fulfilling this Agreement. IN NO EVENT WILL PIPER JAFFRAY OR PNC BE LIABLE FOR CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES OR LOSS.

13. TRANSACTIONS SUBJECT TO APPLICABLE RULES, CUSTOMS OF TRADE AND LAWS.
All transactions made by Piper Jaffray for you shall be subject to the constitutions, rules, customs and practices of the exchanges, boards or markets where executed and of their respective clearing houses and shall be subject to state and federal laws.

14. TERMINATION OF THE PIPER JAFFRAY PRIME ACCOUNT.
You may terminate the Piper Jaffray Prime Account, including the Securities Account, at any time. You understand that such termination will result in the cancellation of all Visa Gold cards and additional Visa Gold cards issued in connection with the Piper Jaffray Prime Account and in cancellation of the check-writing privilege. You will remain responsible, however, for the payment of charges to your Securities Account as well as for any Visa Gold card transactions, checks and all charges resulting fro m use of the check-writing privileges, in each case whether arising before or after termination. It is also understood that Piper Jaffray in its discretion may terminate your Piper Jaffray Prime Account and/or the related services at any time.

Should your Piper Jaffray Prime Account be terminated, you hereby authorize Piper Jaffray to redeem all shares of the Funds owned by your account and to make the proceeds available to you after all your obligations to Piper Jaffray are settled. If your Piper Jaffray Prime Account is terminated, you will not use and will promptly destroy, by cutting in half, all unused checks and Visa Gold card(s) and will return to PNC the destroyed Visa Gold cards.

15.  CUSTOMER AGREES TO ARBITRATE.
O    ARBITRATION IS FINAL AND BINDING ON THE PARTIES.
O THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT INCLUDING THE RIGHT TO JURY TRIAL.
O PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.
O THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

O    THE   PANEL   OF   ARBITRATORS   WILL  TYPICALLY   INCLUDE  A  MINORITY  OF
     ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

YOU AGREE TO ARBITRATE ANY DISPUTES BETWEEN PIPER JAFFRAY AND YOU. YOU SPECIFICALLY AGREE AND RECOGNIZE THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN PIPER JAFFRAY, ITS AGENTS, REPRESENTATIVES OR EMPLOYEES AND YOU CONCERNING ANY TRANSACTION, ACCOUNT OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN US, WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION TO THE FULL EXTENT PROVIDED BY LAW. SUCH ARBITRATION SHALL BE IN ACCORDANCE WITH THE RULES THEN IN EFFECT OF THE ARBITRATION COMMITTEE OF THE NEW YORK STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AS YOU MAY ELECT. YOU AUTHORIZE PIPER JAFFRAY, IF YOU DO NOT MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED TO PIPER JAFFRAY AT ITS MAIN OFFICE WITHIN 15 DAYS AFTER RECEIPT OF NOTIFICATION FROM PIPER JAFFRAY REQUESTING SUCH ELECTION, TO MAKE SUCH ELECTION ON YOUR BEHALF.

HOWEVER, IT IS UNDERSTOOD, NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

      (I)    THE CLASS CERTIFICATION IS DENIED;
      (II)   THE CLASS IS DECERTIFIED; OR
      (III)  THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

16.  ENTIRE AGREEMENT AND AMENDMENTS.
All transactions made or entered on your account or accounts, whether before or after you signed this Agreement, shall be treated as though made under and governed by the terms of this Agreement. This Agreement shall enure to the benefit of Piper Jaffray and of any successor firm or firms, irrespective of any change or changes at any time in the personnel thereof This Agreement supersedes any existing agreement you may have with Piper Jaffray. Except as modified by disclosure in the Prospectuses, this Agreement may be amended only by an amendment in writing duly signed by you and an authorized representative of Piper Jaffray. This Agreement shall be continuous and shall survive any temporary or Intermittent closing out of any account with Piper Jaffray.

17.  GENERAL
This Agreement or the Prospectuses may be changed from time to time. You agree that neither Piper Jaffray nor PNC will be liable for any loss you may incur unless they are negligent in fulfilling this Agreement. In no event will Piper Jaffray or PNC be liable for consequential, special or indirect damages or loss.

This  Agreement  is governed by the laws of the State of  Minnesota.  The Credit
Card Agreement is governed by Delaware and federal law. If the terms and conditions of the Credit Card Agreement conflict with the description of the Visa Gold card account described herein, the terms and conditions of the Credit Card Agreement shall govern. The terms and conditions of this Agreement and the Credit Card Agreement apply to you, your heirs, executors, administrators and assigns. It will benefit Piper Jaffray's successors and assigns. If any provision of this Agreement shall be held to be unenforceable in any jurisdiction, the remaining provisions of this Agreement shall be unimpaired. All provisions hereof shall remain in full force and effect in all other jurisdictions.

18.  CLIENT INFORMATION
Information regarding you shall be confidential and may be disclosed to third parties only with your consent or as required by law. Piper Jaffray is permitted by law to share experience information regarding you with any affiliate. You hereby acknowledge and consent that Piper Jaffray may share non-experience information with any affiliate commencing from the date of this Agreement and at any time during the term of this Agreement. You may withhold this consent by striking the previous sentence containing consent at the time of execution or may withdraw such consent at anytime during the term of the Agreement by providing written notice to Piper Jaffray directing that such information may not be shared with affiliates.

                                               ------------------------
                                               Account Number V

                                               --------------------------------
                                                                      PR


Designated Fund Authorization (Please check one box):

-------------------------------------------------------------------------------

[ ]  FIRST AMERICAN PRIME OBLIGATIONS       [ ]  FIRST AMERICAN GOVERNMENT
     FUND - CLASS A (P)                          OBLIGATIONS FUND - CLASS C (G)

[ ]  FEDERATED MINNESOTA TAX-EXEMPT         [ ]  FEDERAL CALIFORNIA TAX-
                                                 EXEMPT MONEY MARKET FUND

[ ]  FIRST AMERICAN TAX FREE
     OBLIGATIONS FUND - CLASS A (F)
-------------------------------------------------------------------------------

IMPORTANT NOTICE: INTERNAL REVENUE SERVICE REQUIRES THAT W-9 FORMS BE COMPLETED WITHIN 30 DAYS OF THE OPENING OF ANY NEW ACCOUNT. IF AN ACCOUNT DOES NOT HAVE A W-9, 31% OF ANY INTEREST OR DIVIDENDS RECEIVED WILL BE WITHHELD FROM YOUR ACCOUNT AND SENT TO THE IRS. TO RECEIVE CREDIT FOR ANY WITHHELD AMOUNTS, PLEASE CONSULT YOUR TAX PREPARER.

SUBSTITUTE W-9 VERIFICATION:

(PLEASE "X" ONE BOX      My [ ]  Social Security Number (or)
 AND FILL IN NUMBER)        [ ]  Tax Identification Number is: >

Certification - Under penalties of perjury, I certify by signing below that:

(1) The number shown on this form is my correct taxpayer identification number (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND

(2)   I am not subject to backup withholding because:
      (a)   I am exempt from backup withholding or
      (b)   I have not been  notified  by the  Internal  Revenue  Service
            (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or
      (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS - You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

FOR SOLE PROPRIETORSHIP ACCOUNTS ONLY:                                   SP

[ ]  By checking this box I certify that         Name of Company
     the following company is a sole
|    proprietorship       ------------>

BY SIGNING THIS AGREEMENT YOU:
1. ACKNOWLEDGE THAT, IF YOU HAVE BEEN ADVANCED CREDIT, YOUR SECURITIES MAY BE LOANED TO PIPER JAFFRAY OR LOANED OUT TO OTHERS.
2. UNDERSTAND THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AS SHOWN ON PAGE 7, PARAGRAPH 15.
3. ACKNOWLEDGE RECEIPT OF A COPY OF THIS AGREEMENT.

-------------------------------------------------------------------------------
NONDEPOSIT INVESTMENT PRODUCTS ARE NOT INSURED BY THE FDIC, ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF OR GUARANTEED BY U.S. BANK NATIONAL ASSOCIATION OR ITS AFFILIATES, AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.
-------------------------------------------------------------------------------

You consent and agree to the foregoing terms and conditions and acknowledge receipt of a copy thereof.

Signature                   Date|    Name (please print) Title (if applicable)

--------------------------------------------------------------------------------

|Signature (if applicable)  Date|    Name (please print)  Title (if applicable)
--------------------------------------------------------------------------------